UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Soliciting Material under §240.14a-12

Aberdeen Total Dynamic Dividend Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Press Release

FOR IMMEDIATE RELEASE

For More Information Contact:

Aberdeen Asset Management Inc.

Investor Relations

800-522-5465

Investor.Relations@aberdeenstandard.com

ABERDEEN TOTAL DYNAMIC DIVIDEND FUND

ANNOUNCES DATE AND PROVIDES NOTICE OF RESCHEDULED

2018 ANNUAL MEETING OF SHAREHOLDERS

(Philadelphia, September 26, 2018) — Aberdeen Total Dynamic Dividend Fund (NYSE: AOD) (the “Fund”), announced that its 2018 annual meeting of shareholders (the “Annual Meeting”) has been rescheduled for October 18, 2018 at 10:00 a.m. (Eastern time) and will be held at the offices of Aberdeen Asset Management Inc. located at 1735 Market Street, 32nd Floor, Philadelphia, PA 19103. The record date for the Annual Meeting remains July 20, 2018.

The Annual Meeting was rescheduled to allow time for shareholder consideration of matters submitted by an activist hedge fund.  The activist hedge fund (i) announced its intention to nominate its own candidate to the Board of Trustees (“Board”) of the Fund, and (ii) submitted a proposal to declassify the Board for consideration at the Annual Meeting.

The purpose of the Annual Meeting is to consider and act upon the following proposals, and to consider and act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof:

1.        To elect one Class I Trustee to serve for a three-year term.

2.        A shareholder proposal that the Board take the necessary steps to declassify the Board of Trustees of the Fund so that all Trustees are elected on an annual basis.

More details on these matters will be included within a new proxy statement which will be mailed to shareholders in advance of the new Annual Meeting date.

Shareholders of the Fund should disregard any form of proxy materials and card previously received from the Fund.  If shareholders have already submitted a 2018 proxy card for the previously scheduled date for the Annual Meeting (which was September 19, 2018), they will need to submit a new card even if their vote has not changed. Previously completed proxy cards will be disregarded. For more information, please review the Fund’s proxy statement which will be made available, once released, at aberdeenaod.com or call the Fund’s Investor Relations line at 800-522-5465.

The Fund is traded on the secondary market through the New York Stock Exchange. The Fund’s investment return and principal value will fluctuate so that an investor’s shares may be worth more or less than the original cost. Shares of closed-end funds may trade above (a premium) or below (a discount) the net asset value (NAV) of the Fund’s portfolio. There is no assurance that the Fund will achieve its investment objective.

Aberdeen Standard Investments is a brand of the investment businesses of Aberdeen Asset Management and Standard Life Investments. In the United States, Aberdeen Standard Investments is the marketing name for the following affiliated, registered investment advisers: Aberdeen Asset Management Inc., Aberdeen Asset Managers Ltd., Aberdeen Standard Investments Australia Limited (formerly known as Aberdeen Asset Management Ltd.), Aberdeen Standard Investments (Asia) Limited (formerly known as Aberdeen Asset Management Asia Ltd.), Aberdeen Asset Capital Management, LLC, Standard Life Investments (Corporate Funds) Ltd., and Standard Life Investments (USA) Ltd.

If you wish to receive this information electronically, please contact Investor.Relations@aberdeenstandard.com

aberdeenaod.com

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ADDITIONAL INFORMATION

The Fund intends to file its definitive proxy statement for the 2018 Annual Meeting of Shareholders with the U.S. Securities and Exchange Commission (the “SEC”) and to begin mailing its proxy statement to shareholders in the near future.

BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND THE UPCOMING ANNUAL MEETING OF SHAREHOLDERS.  Shareholders can obtain additional copies of the notice of annual meeting and proxy statement, and other documents filed by the Fund with the SEC, when they become available, by writing the Fund at 1735 Market Street, 32nd Floor, Philadelphia, PA 19103, or by calling (800) 522-5465 on any business day.  You may also visit the Fund’s website at http://www.aberdeen-asset.us/cef. Additional copies of the proxy materials will be delivered promptly upon request.  Free copies of these materials can also be found on the SEC’s website at http://www.sec.gov.

Pursuant to SEC proxy rules, the Fund’s Trustees, nominee for Trustee and executive officers are “participants” in connection with the 2018 Annual Meeting of Shareholders.  Certain regular employees and officers of the Fund’s investment manager, administrator, or any of their affiliates may become “participants” if any such persons solicit proxies.  Shareholders may obtain information regarding the names, affiliations, and interests of these individuals in the Fund’s proxy statement, when available, for the 2018 Annual Meeting of Shareholders.